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                                                                    EXHIBIT 10-1

SCHAWK, INC.
RESTRICTED STOCK AWARD AGREEMENT

     THIS AGREEMENT, effective _________, 20__, represents the grant of Restricted Stock by Schawk, Inc. (the "Company"), to the Participant named below, pursuant to the provisions of the 2006 Long-Term Incentive Plan (the "Plan").

     The Plan provides a complete description of the terms and conditions governing the Restricted Stock. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms will completely supersede and replace the conflicting terms of this Agreement. All capitalized terms will have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

RESTRICTED STOCK AWARD INFORMATION

     1. PARTICIPANT. _______________

     2. DATE OF GRANT. _________, 20__

     3. GRANT OF RESTRICTED STOCK. The Company hereby grants the Participant an Award of _____ shares of Class A Common Stock of the Company, par value $0.008, ("Restricted Stock") pursuant to the terms and conditions contained herein.

     4. VESTING PERIOD. The Restricted Stock will vest and become unrestricted in accordance with the following:

          (a) Except as provided otherwise herein, one hundred percent (100%) of the Restricted Stock will vest and become unrestricted on (and will remain wholly unvested until) the [third] anniversary of the Date of Grant, provided the Participant has continued in the employment of the Company or its subsidiaries through such date (this time period is referred to herein as the "Period of Restriction").

          (b) Section 4(a) to the contrary notwithstanding, the Period of Restriction will lapse and the Restricted Stock will become one hundred percent (100%) vested and unrestricted upon the Participant's termination of employment due to the Participant's death, Disability, or Retirement, provided the Participant has continued in the employment of the Company or its subsidiaries through the occurrence of such event.

     For purposes of this Agreement the term "Disability" will have the same meaning given to such term in the Company's Long-Term Disability Plan, or any successor disability plan to such plan.

     For purposes of this Agreement the term "Retirement" will mean the Participant's attainment of age fifty-five (55) and completion of ten (10) continuous years of service to the Company measured from the Participant's most recent date of commencement of employment.

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     5. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that the
Participant's employment with the Company and all of its subsidiaries terminates for any reason, other than a reason set forth in Section 4(b) or Section 9, prior to the third anniversary of the Date of Grant, the Restricted Stock will be forfeited and transferred to the Company and this Award will be cancelled upon such termination. The Participant hereby irrevocably grants to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.

     6. CERTIFICATE LEGEND. Each certificate representing shares of Restricted Stock granted pursuant to the Plan will bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Schawk, Inc. 2006 Long-Term Incentive Plan, and in the associated Restricted Stock Award Agreement dated _________, 20__. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Schawk, Inc."

     7. REMOVAL OF RESTRICTIONS. Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted pursuant to this Agreement will become freely transferable by the Participant on the vesting date set forth in Section 4 of this Agreement, subject to applicable federal and state securities laws. Once shares of Restricted Stock are no longer subject to any restrictions, the Participant will be entitled to have the legend required by
Section 6 of this Agreement removed from the applicable stock certificates.

     8. VOTING RIGHTS AND DIVIDENDS. During the Period of Restriction, the Participant may exercise full voting rights and will accrue all dividends and other distributions paid with respect to the shares of Restricted Stock while they are held. If any such dividends or distributions are paid in shares, such shares will be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.

     9. CHANGE IN CONTROL OF THE COMPANY. If there is a Change in Control of the Company as described in Article 17 of the Plan, the Restricted Stock will vest in accordance with, and be subject to the requirements set forth in, such
Article 17.

     10. NONTRANSFERABILITY. During the Period of Restriction, Restricted Stock awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated ("Transfer") other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Restricted Stock is made, or if any attachment, execution, garnishment, or lien will be issued against or placed upon the Restricted Stock, the Participant's right to such Restricted Stock will be immediately forfeited to the Company, and this Agreement will lapse.

     11. REQUIREMENTS OF LAW. The granting of Restricted Stock under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     12. TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require the Participant or the Participant's beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.


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     13. STOCK WITHHOLDING. With respect to withholding required upon any taxable event arising as a result of Restricted Stock granted hereunder, the Company, unless notified otherwise by the Participant in writing within thirty
(30) days prior to the taxable event, will satisfy the tax withholding requirement by withholding Shares having a Fair Market Value equal to the total minimum statutory tax required to be withheld on the transaction. The Participant agree to pay to the Company or its subsidiaries any amount of tax that the Company or its subsidiaries may be required to withhold as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described.

     14. ADMINISTRATION. This Agreement and the Participant's rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee(1) may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which will be binding upon the Participant.

     15. CONTINUATION OF EMPLOYMENT. This Agreement will not confer upon the Participant any right to continuation of employment by the Company or its subsidiaries, nor will this Agreement interfere in any way with the Company's or its subsidiaries' right to terminate the Participant's employment at any time.

     16. AMENDMENT TO THE PLAN. The Plan is discretionary in nature and the Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Agreement, without the Participant's written approval.

     17. AMENDMENT TO THIS AGREEMENT. Any amendment or termination of this Agreement will not accelerate a payment date if such amendment or termination would subject such amounts to taxation under Code Section 409A.

     18. SUCCESSOR. All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     19. SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

     20. ADJUSTMENTS. Upon any event set forth in Section 4.4 of the Plan, such as a change in the capitalization of the Company resulting from a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of shares of Restricted Stock subject to this Agreement may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, in accordance with Section 4.4 of the Plan.

     21. APPLICABLE LAWS AND CONSENT TO JURISDICTION. The validity, construction, interpretation, and enforceability of this Agreement will be determined and governed by the laws of the state of Illinois without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive


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jurisdiction and agree that such litigation will be conducted in the federal or state courts of the state of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of _________, 20__.

                                        Schawk, Inc.


                                        By:
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ATTEST:


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                                        Participant


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